Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDED AND RESTATED
CELL THERAPY DEVELOPMENT, MANUFACTURING AND/OR TISSUE PROCESSING TERMS AND CONDITIONS

BETWEEN

WuXi AppTec, Inc. and NewLink Genetics Corporation

This Restated and Amended Development and Manufacturing Terms and Conditions (the “Agreement”) is made and entered into as of January 4, 2016 by and between WuXi AppTec, Inc., a corporation organized under the laws of Delaware with offices located at 4751 League Island Blvd., Philadelphia, Pennsylvania (“WuXi AppTec”), and NewLink Genetics Corporation, a company organized under the laws of Delaware with offices located at 2503 South Loop Drive, Suite 5100, Ames, IA 50010 and Affiliates (Customer). The terms stated in this Agreement supersede the Development and Manufacturing Terms and Conditions dated June 19, 2014 (Effective Date) between the Parties. Customer and WuXi AppTec are referred to herein individually as a “Party” and collectively as the “Parties”.

The Parties hereto agree as follows:

1)
Work Orders. From time to time, Customer may submit to WuXi AppTec written work orders (“Work Orders”) for services (“Services”) to be performed by WuXi AppTec under this Agreement. Upon mutual agreement and execution of a Work Order by both Parties, the terms and conditions of this Agreement shall be incorporated into such Work Order (regardless of whether such Work Order contains language effecting such incorporation). For purposes of clarity, the terms of this Agreement shall be incorporated by reference into Work Order 4 and Work Order 5 between the Parties, both dated December 17, 2015.

Milestones. A Work Order may contain a table defining one or more milestones. For each milestone, the table should identify the milestone, due date, approval criteria (or deliverable) and an associated monetary value. In the event that WuXi AppTec fails to meet the approval criteria or deliverable by the due date and such failure is not due to Customer Delay, WuXi AppTec shall refund [*] of the associated monetary value of the milestone to Customer. For purposes of this Section, Customer Delay shall mean any of the following which result in WuXi AppTec’s failure to meet the deadline: (1) Customer’s failure to review documents within [*] of receipt of such documents (unless WuXi AppTec releases [*] for review within any given [*] period, in which case the parties shall mutually agree upon a date by which such review shall be completed); or (2) defects in material provided by [*] to [*]. WuXi AppTec shall provide Customer with prompt notice of any instance of Customer Delay, upon receipt of such notice Customer shall work diligently to cure the instance of Customer Delay.

Change Process. A Party seeking to change an executed Work Order must initiate the change by submitting a written change request to the other party describing the requested changes to the Work Order. The party receiving the change request must provide a written impact report clearly identifying the portions of the work order impacted and must indicate how such portion will be impacted. The Parties will then negotiate in good faith to arrive at written impact report mutually agreeable to the Parties. Once a written impact report has been executed by both parties, the impact report will then amend the Work Order. For Customer, the impact report must be signed by the President of the Company or the CFO if the change will result in (1) a cost increase in excess of [*]; (2) a delay in any milestone deadlines; or (3) delays the date of initiation of commercial manufacture.

2)
Product. “Product” covered under this Agreement means all or any part of the product manufactured (including any sample thereof), the particulars of which are listed in relevant Work Orders attached hereto.

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3)
Special / Custom Equipment. In the event special or custom equipment is required for the manufacture of Product, Customer shall provide WuXi AppTec with such equipment (the “Equipment”) to be used to manufacture the Product which Equipment is listed in the relevant Work Order attached hereto. The Equipment shall remain Customer’s property at all times and WuXi AppTec shall use the Equipment solely to perform the Services for Customer under this Agreement and the relevant Work Order and for no other purpose. WuXi AppTec shall maintain and keep the Equipment in proper working order and secure and safe from loss and damages. WuXi AppTec shall be liable to Customer for loss and damage to the Equipment while in its possession (ordinary wear and tear excepted). In the event that any item of Equipment reaches the end of such item’s useful life due to ordinary wear and tear from the performance of the Services hereunder, then upon request by WuXi AppTec, Customer shall at its option either repair or replace such item at its expense.

4)	Procurement, Processing and Packaging.

(a)
Customer shall provide WuXi AppTec with the [*] for WuXi AppTec to perform the Services and to manufacture the Product, and WuXi AppTec shall procure other starting materials, at [*] cost and as set forth in the relevant Work Order (together with the [*] provided by Customer, the “Starting Material”), for subsequent processing into Product in accordance with the Product Specifications (as defined below). Customer shall supply to WuXi AppTec with relevant information and full details of any hazards relating to Starting Material, their storage and use. Upon review of this information, the Starting Material and any Customer know-how, procedures and other relevant information necessary for WuXi AppTec to process Starting Material into Product shall be provided to (or procured by, as applicable) WuXi AppTec. All Starting Material delivered to WuXi AppTec shall be shipped by a reputable shipping company selected by [*] at WuXi AppTec’s facility in Philadelphia, Pennsylvania or such other location as the parties may agree from time to time (“WuXi AppTec Plant”). [*] shall bear all risk of loss prior to delivery at WuXi AppTec Plant. WuXi AppTec will inspect the Starting Material as soon as practical after receipt and promptly inform Customer of any damage or loss. Customer shall retain title to the Starting Materials at all times, but risk to undamaged Starting Material shall pass from [*] after [*]. WuXi AppTec shall maintain and keep Starting Materials secure and safe from loss and damage, and shall be liable to Customer for the replacement of any Starting Materials lost or damaged while [*]. [*] shall pay all shipping or similar charges (including insurance and tax, if any) applicable to [*] delivery of Starting Material pursuant to this Section 4(a).

(b)
Customer hereby grants WuXi AppTec the non-exclusive right to use the Starting Material and any Confidential Information supplied by Customer for the sole purpose of performing the Services for Customer under the Agreement and the relevant Work Order. WuXi AppTec hereby undertakes not to use the Starting Material or any Confidential Information of Customer for any other purpose.

(c)
WuXi AppTec may in its sole discretion amend or modify its SOP manual and or individual policies and procedures, except that WuXi AppTec shall not make any such changes that affect the specifications for the Services and Product outlined by Customer under this Agreement or set forth in the applicable Work Order without Customer’s express prior written consent, unless the changes are required by state / federal regulations, in which case WuXi AppTec shall promptly notify Customer of any such required change.

(d)
Customer agrees that its contracts and certification relating to the logistical screening and isolation of Starting Materials shall be in compliance with the current rules, regulations, standards, and interpretations of the Food and Drug Administration (the “FDA”) and agrees to use its [*] efforts to comply with any future changes in the rules, regulations, standards and interpretations of the FDA as appropriate.

(e)
WuXi AppTec shall: (i) perform the Services, including processing Starting Material provided by Customer into the Product, in accordance with all applicable laws and regulations (including without limitation cGMP), the terms of this Agreement and the applicable Work Order, including the Product specifications set forth in Work Orders or as agreed to in writing by the Parties and attached hereto under a separate Exhibit (the “Product Specifications”), which Product Specifications may be amended or modified by mutual written agreement of the Parties; (ii) package and label the Product in accordance with Section 7 below; and (iii) deliver the Product to Customer or such other location designated by Customer in accordance with Section 7 below. WuXi AppTec will process Starting Material into the Product in a timely manner as agreed upon by

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Parties.

(f)
WuXi AppTec represents and warrants that (i) the Services will be performed in compliance with the terms and conditions of this Agreement, the applicable Work Order and all applicable laws and regulations (including without limitation cGMP); (ii) the Product delivered will comply with the Product Specifications; (iii) the Services performed by WuXi AppTec hereunder will not infringe or misappropriate any intellectual property rights of any third party. In the event that any Service or Product provided by WuXi AppTec fails to comply with any of the foregoing warranties, WuXi AppTec shall, at Customer’s election, promptly [*], or promptly [*]. Notwithstanding the foregoing, the parties acknowledge and agree that because of the [*] of the [*], there is no guarantee that a [*] and therefore WuXi AppTec shall not be responsible for [*], provided that (a) the [*] and (b) the Services and Products provided by WuXi AppTec otherwise comply with the foregoing warranties.

(g)
EXCEPT AS EXPRESSLY SET FORTH HEREIN, WUXI APPTEC MAKES NO PRODUCT WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE SOLE AND EXCLUSIVE REMEDIES OF CUSTOMER FOR BREACH OF A PRODUCT WARRANTY SHALL BE [*].

(h)
WuXi AppTec shall not be liable for any claim of Product non-conformance or breach of warranty unless such claim us submitted in writing by Customer within [*] following the date of Services were completed or the date of the breach giving rise to such claim, whichever is later.

5)    Delivery/Shipping.

(a)
Product shall be delivered [*], which means (a) when WuXi AppTec [*] at [*] and (b) risk and title to Product pass to Customer upon [*]. Transportation of Product, whether or not under any arrangements made by [*] on behalf of [*], shall be made at the sole risk and expense of [*].

(b)
Unless otherwise agreed or set forth in the applicable Work Order, WuXi AppTec shall package and label Product for delivery in accordance with its standard operating procedures and in accordance with required shipping conditions. It shall be the responsibility of Customer to inform WuXi AppTec in writing in advance of any special packaging and labeling requirements for Product. All [*] costs and expenses of whatever nature incurred by WuXi AppTec in complying with such special requirements [*] shall be [*] the price for Services.

(c)
If [*], WuXi AppTec will [*] arrange the transportation of Product from WuXi AppTec Plant to the destination indicated by Customer together with insurance coverage for Product in transit at its invoiced value. All [*] costs and expenses of whatever nature incurred by WuXi AppTec, Inc. in arranging such transportation and insurance [*] shall be [*] the price for Services.

(d)
Where WuXi AppTec has made arrangements for the transportation of Product, Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of: (1) Visible damage to or total or partial loss of Product in transit shall be given in writing to WuXi AppTec and the carrier within [*] of receipt by Customer; or (2) Non-delivery shall be given in writing to WuXi AppTec within [*] after the receipt by Customer of WuXi AppTec’s dispatch notice.

(e)
Customer shall make damaged Product and associated packaging materials available for inspection and shall comply with the reasonable requirements of any insurance policy covering the Product, for which notification has been given by WuXi AppTec to Customer. [*] shall offer [*] all reasonable assistance in pursuing any claims arising out of the transportation of Product.

(f)
Promptly following receipt of Product or any sample thereof, Customer may carry out any of the tests outlined or referred to in the Specifications. If such tests show that the Product fails to meet Specification, Customer shall have the right to reject such Product by giving WuXi AppTec written notice thereof within [*] from [*]. In addition, except where the shelf life of the Product has expired, Customer shall have the right to

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reject the Product if Customer later discovers non-obvious defect not reasonably susceptible to discovery within the [*] notice period and provides notice thereof to WuXi AppTec within [*] after [*]. Customer shall return such non-conforming Product to WuXi AppTec’s premises, at [*] expense, for further testing. If data from such further testing is inconclusive as to whether the Product returned fails to meet the Specification (for example, when compared to Product retains) or whether such failure is due to acts or omissions of Customer or any third party after delivery, the Parties may submit the Product in question and any retains to a mutually agreed independent laboratory for testing. The decision of such independent laboratory shall be final and binding upon the Parties, and the Party against whom such independent laboratory rules shall bear the cost of such testing. If the Product returned to WuXi AppTec fails to meet Specification and such failure is not due to the acts or omission of [*] or [*], or is due to any act or omission of [*] then WuXi AppTec shall refund that part of the price that relates to the production of such Product.

6)     Consideration.

(a)	Customer shall pay the price in accordance with the price detailed in Work Orders attached hereto for Services that are performed in compliance with the Specifications or other agreed-upon terms.

(b)
Payment shall be made in accordance with Work Orders attached hereto. Unless otherwise indicated in writing by WuXi AppTec, all prices and charges are [*] of any applicable taxes, levies, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by [*] (other than [*]). Undisputed payment must be made within [*] of receipt by Customer of a correct invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature.

(c)
In the event of a default of payment on due date: (1) Interest shall accrue on any amount overdue at the annual rate of [*] above the prime rate of interest published from time to time in the Wall Street Journal (or similar successor rate), interest to accrue on a day to day basis both before and after judgment; and (2) WuXi AppTec shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to terminate this Agreement under Section 11(a)(ii).

7)    Quality Assurance.

WuXi AppTec shall permit Customer and its representatives to inspect its facilities and review its staff for the purpose of quality assurance. Any such inspections shall be performed upon reasonable notice during normal business hours; shall identify the staff that will perform such inspection; maintain as confidential any information or observation made as part of such inspection; shall conduct themselves in an appropriate manner and will not unnecessarily interfere with operations and, as applicable, provide a written report to WuXi AppTec of the inspection. WuXi AppTec will provide Customer with copies of applicable documentation related to production records, audit reports and FDA inspection reports. WuXi AppTec shall promptly notify Customer of any inspection of the WuXi AppTec Plant by any regulatory agency that relates to the Services or Product. Unless prohibited by applicable law, Customer shall have the right to be present at any such inspection, and WuXi AppTec shall provide Customer with copies of all correspondence with such regulatory agency relating thereto. WuXi AppTec shall take all reasonable actions requested by Customer or the regulatory agency to cure any deficiencies noted during such inspection.

8)    Regulatory Matters.

(a)
Customer shall, at its expense, obtain and maintain all permits, licenses, clearances and approvals from the FDA and other regulatory agencies as are necessary or appropriate for the distribution of the Products.

(b)
Each Party will notify the other Party promptly upon receipt of information indicating that any of the Products may be subject to a recall, field corrective action or other regulatory action with respect to a Product taken either by virtue of applicable federal, state, foreign or other law or regulation or good business judgment (a “Remedial Action”). Customer shall be responsible for determining the necessity of conducting any Remedial Action and WuXi AppTec shall cooperate in gathering and evaluating such information as is reasonably necessary for Customer to make such determination. In the event Customer determines that a Remedial Action should be commenced or a Remedial Action is required by any governmental authority

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

having jurisdiction over the matter, Customer shall be responsible for the control and coordination of all efforts necessary to conduct such Remedial Action and shall keep WuXi AppTec reasonably informed regarding the status of such Remedial Action. [*] shall be responsible for the cost and expense of the Remedial Action unless the Remedial Action results from [*], in which case [*] shall be responsible and shall reimburse [*] for the cost and expense of such Remedial Action.

(c)
Each Party will comply with the applicable provisions of the Adverse Reaction Reporting systems, including the requirements of 21 CFR Part 1270, and each Party will cooperate with the other Party for the efficient compliance therewith. WuXi AppTec agrees to notify Customer promptly upon receipt from any customer of any complaint or Adverse Reaction Report relating to the Products. Customer shall investigate and WuXi AppTec shall reasonably cooperate in any investigation of such complaint or Adverse Reaction Report and Customer will keep WuXi AppTec reasonably informed regarding the findings from such investigation.

9)    Insurance and Indemnification.

(a)
Customer shall indemnify and hold harmless WuXi AppTec, its officers, directors, agents and employees from and against any and all losses, costs, damages and/or expenses (including, without limitation, reasonable costs of counsel), incurred by any such indemnitee as a result of or in connection with any claim by any third party 1) for injury (physical, emotional, psychological or other) or death of any person or physical damage to any property arising out of [*], provided such claim, injury, death or property damage is not the result of WuXi AppTec's [*] or breach of this Agreement in carrying out its obligations under this Agreement or any Work Order, or 2) alleging WuXi AppTec’s [*], or Customer intellectual property rights that are [*], infringes any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party (whether or not the Customer knows or ought to have known about the same). In the event a third party claim is asserted against WuXi AppTec for which indemnification is required hereunder, WuXi AppTec shall give Customer prompt written notice thereof. WuXi AppTec shall cooperate with Customer, at Customer’s cost and expense, in the defense of any such claim. Customer shall have the sole right to defend and/or settle such a claim, including selecting counsel of its choice. Costs, expenses and fees incurred by WuXi AppTec and as to which WuXi AppTec has a right of indemnification hereunder shall be periodically reimbursed by Customer as incurred.

(b)
WuXi AppTec shall indemnify and hold Customer harmless against all claims, actions, costs, expenses (including court costs and reasonable attorney’s fees) or other liabilities (collectively, “Losses”) whatsoever to, from or in favor of third parties, to the extent such Losses are caused or contributed by 1) WuXi AppTec’s performance of the Services (except to the extent resulting from WuXi AppTec’s use of [*]); 2) the [*] or breach of this Agreement of WuXi AppTec or any of its employees or agents in the performance of Services. WuXi AppTec’s liability to indemnify Customer shall be reduced to the extent that such Losses were caused or contributed to by the [*] or breach of this Agreement by Customer. In the event a third party claim is asserted against Customer for which indemnification is required hereunder, Customer shall give WuXi AppTec prompt written notice thereof. Customer shall cooperate with WuXi AppTec, at WuXi AppTec’s cost and expense, in the defense of any such claim. WuXi AppTec shall have the sole right to defend and/or settle such a claim, including selecting counsel of its choice. Costs, expenses and fees incurred by Customer and as to which Customer has a right of indemnification hereunder shall be periodically reimbursed by WuXi AppTec as incurred.

(c)
Both Parties shall maintain a separate policy or policies of insurance in the amount of at least [*] per occurrence and [*] in the aggregate for insuring against liability which may be imposed arising out of its acts or omissions to include: 1) comprehensive general liability providing coverage for personal injury, bodily injury, property damage; and 2) professional liability. In addition, Customer shall maintain Product Liability insurance in the aggregate of at least [*]. As soon as practicable following the execution of this Agreement, each Party shall cause its insurer(s) to list the other Party as an additional insured on the insurance policies required hereby and shall deliver to the other Party a certificate(s) of insurance Party evidencing the applicable coverage(s).

(d)
WuXi AppTec’s sole liability for any loss or damage suffered by Customer as a result of any breach of the Agreement or of any other liability of WuXi AppTec in respect of the Services conducted under this

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement or any Work Order (including without limitation the production and/or supply of the Product) shall be limited to [*] in an amount not exceed [*]. This limitation shall not apply in the event such damages were caused by the gross negligence or willful misconduct of WuXi AppTec, WuXi AppTec’s breach of [*] set forth in Section [*] or its [*] set forth in [*] Section [*].

(e)
Except for losses or damages arising from breach of [*] obligations or from a Party’s gross negligence or willful misconduct neither Party shall be liable hereunder for any special, indirect, incidental, consequential or punitive damages, even if such Party shall have been advised of the possibility of such potential damages. .

(f)
The Parties hereto acknowledge that the limitations of liabilities set forth in this Section 9 reflect the allocation of risk set forth in this agreement and that the Parties would not enter into this agreement without these limitations of liability.

10)    Confidentiality

(a)
While this Agreement is in effect, and for a period of [*] years after the termination of the Agreement, neither Parties, their affiliates, or any directors, shareholders, officers, employees or agents of the foregoing (collectively, the “Affiliates”) shall use or divulge to anyone any Confidential Information of the other Party (as hereinafter defined), except: (i) as required in the course of performing the obligations hereunder, (ii) to attorneys, accountants and other advisors, (iii) with the express written consent of the Parties or (iv) as required by law (provided that such Party shall promptly notify the other Party of such required disclosure and shall reasonably assist such other Party to obtain a protective order limiting or restricting the required disclosure). In addition, Customer shall have the right to disclose and use WuXi AppTec’s Confidential Information to the extent necessary or useful for its development, commercialization or other exploitation of the Product or other results or deliverables of the Services. The term “Confidential Information” of a Party shall mean any information relating to such Party or its business which is, (1) disclosed to the other (or to the other's Affiliates) during the negotiation of and performance of this Agreement and (2) is marked “Confidential” if provided in writing, or if delivered verbally, is reduced to writing within [*] and marked “Confidential.” In addition, all Data and Inventions (as defined below) shall be deemed Customer’s Confidential Information. “Confidential Information” shall not include any information which (i) becomes public knowledge without breach by the other of this Agreement; (ii) is obtained by the other (or the other's Affiliates) from a person or business entity under circumstances permitting its disclosure to others; (iii) may be demonstrated to have been known at the time of receipt thereof as evidenced by tangible records. If a party makes a disclosure of Confidential Information, which is permitted by the terms of this Agreement, such party shall be responsible for ensuring that the person to whom it is disclosed maintains the confidentiality of such Confidential Information in accordance with the terms of this Agreement.

11)    Termination.

(a)
Term. This Agreement shall become effective as of the Effective Date and will expire on the later of (i) [*] years from the Effective Date or (ii) the completion of all Services under the last Work Order executed by the parties prior to the [*] anniversary of the Effective Date. The Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 11.

(b)
Customer has the right to terminate this Agreement or any Work order for any reason or no reason by delivery of written notice of such termination to WuXi AppTec effective [*] following delivery of such notice. In addition, each Party has the right to terminate this Agreement by delivery of written notice of such termination to the other Party effective immediately upon the receipt of such notice, upon the occurrence of any of the following events:

(i) In the event that the other Party shall be adjudicated bankrupt or shall petition for or consent to any relief under any bankruptcy, reorganization, receivership, liquidation, compromise, or any moratorium statute, whether now or hereafter in effect, or shall make an assignment for the benefit of its creditors, or shall petition for the appointment of a receiver, liquidator, trustee or custodian is appointed for all or a substantial

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

part of its assets and is not discharged within [*] after the date of such appointment;

(ii) Upon the failure of the other Party to remit an undisputed and past due payment required to be remitted under this Agreement within [*] following the receipt of a written notice of such past due payment;

(iii) Upon any default in the performance of or breach of any agreement, covenant, obligation or undertaking of the other Party made hereunder (other than a default in payment dealt with under subsection (ii) above) that has not be remedied to the reasonable satisfaction of the terminating Party within [*] following the terminating Party’s delivery of written notice of such default or breach to the other Party; or

(iv) Upon a failure or delay of fulfillment of all or part of this Agreement that continues for a period of [*] and results from a “force majeure” event set forth in Section 17 below.

(c)
Upon any termination or expiration of this Agreement, WuXi AppTec shall promptly return to Customer all Equipment, remaining Starting Material, all Product and other deliverables (in whatever stage of development) and all Confidential Information of Customer.

12)
Independent Contractor. Both Parties are independent contractors and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent, and neither party is the agent of the other, and neither party may hold itself out as such to any other party, and neither party has the power or authority in any way to bind the other party contractually. Each Party shall be free to manage and control its business as it sees fit without the management, control or assistance of the other Party, except as otherwise prescribed herein.

13)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws in the State of New York, without regard to its choice of law provisions.

14)
Entire Agreement. This Agreement and attachments contain the entire understanding of the Parties with respect to the matters contained herein and supersedes the Development and Manufacturing Terms and Conditions dated May 30, 2014 (Effective Date) between the Parties. In case one or more amendments, modifications or alterations of this Agreement become necessary, the Parties shall negotiate in good faith on such amendments, modifications or alterations. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by both Parties.

15)
Force Majeure. The Parties hereto shall not be liable in any manner for the failure or delay of fulfillment of all or part of this Agreement, directly or indirectly, owing to governmental orders or restrictions, war, war-like conditions, revolution, riot, looting, strike, lockout, fire, flood or other external causes or circumstances beyond the Parties’ control. Neither WuXi AppTec nor Customer shall be liable for any default, damages (including without limitation any direct, indirect, foreseeable, unforeseeable, consequential or punitive) or delays in shipment for any cause beyond its reasonable control.

16)
Severability. If any one or more of the provisions of this Agreement shall for any reason be held to be illegal or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement or the validity or enforceability of such provision. The unenforceable provision shall be treated as severable and the remaining provisions shall nevertheless continue in full force and effect, giving maximum effect to the intent of the Parties in entering this Agreement.

17)
Survivability. This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective legal successors. The following provisions shall survive any termination or expiration of this Agreement: Sections 9, 10, 11(b), 12 through 24.

18)	Arbitration

(a)
In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, each party shall by written notice to the other have the right to have such dispute referred to the senior management of WuXi AppTec and Customer for attempted resolution by good

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

faith negotiations within [*] after such notice is received. If such senior management is unable to resolve such dispute within such [*] period, either party may invoke the provisions of Section 18 (b). Any settlement reached by the parties under this Section shall not be binding until reduced to writing and signed by the above-specified management of WuXi AppTec and Customer. When reduced to writing, such agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled.

(b)
In the event of the failure to reach a resolution pursuant to Section 18 (a), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration. If WuXi AppTec initiates arbitration, the site of arbitration shall be [*]. If Customer initiates arbitration, the site of arbitration shall be [*]. All disputes shall be settled by three (3) arbitrators. Each Party shall choose one arbitrator from a panel of arbitrators who are residents of the United States, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the “AAA Rules”), and the two arbitrators so chosen shall choose a third arbitrator. Any such arbitration shall be conducted in the English language, shall be conducted pursuant to AAA Rules. Any arbitration award shall be final and binding and no appeal shall lie therefrom. Judgment upon the award may be entered in any court of competent jurisdiction. Other than as provided in Section 18(c) below, except for each party's own attorneys' fees and any expenses incurred in producing its own witnesses, all other administrative expenses shall be divided as directed by the arbitrators.

(c)
If either party, notwithstanding the foregoing, should attempt either to resolve any dispute arising in connection with this Agreement in a court of law or equity or to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity, and such dispute is ultimately determined to be arbitral by such court of law or equity, the arbitrators shall include in their award an amount for the other party equal to all of that other party's costs, including legal fees, incurred in connection with such determination. Nothing in this Section 18 shall prevent a party from seeking a remedy in a court of equity if money damages are not an adequate remedy, (such as enforcement of the confidentiality provisions of this Agreement) or in order to preserve the status quo pending an arbitration award.

19)	Inventions and Technology Transfer.
(i) All data, information and intellectual property generated or derived by WuXi AppTec as a direct result of the Services performed by WuXi AppTec under this Agreement (collectively, the “Data and Inventions”) shall belong solely to Customer. WuXi AppTec hereby assigns to Customer all right, title and interest in and to the Data and Inventions. WuXi AppTec shall promptly disclose all Data and Inventions to Customer and shall reasonably assist Customer to perfect its ownership in the Data and Inventions and to apply for, secure and maintain patent and other proprietary protection of the Data and Inventions. Notwithstanding the foregoing, Customer acknowledges that WuXi AppTec possesses certain inventions, processes, know-how, trade secrets, other intellectual property and assets, including but not limited to, production methods, test methods, computer technical expertise and software which have been independently developed by WuXi AppTec (collectively, the “WuXi AppTec Property”). Customer and WuXi AppTec agree that any WuXi AppTec Property or improvements thereto which are used, improved, modified or developed by WuXi AppTec under or during the term of this Agreement, are the product of WuXi AppTec’s technical expertise possessed and developed by WuXi AppTec prior to or during the performance of this Agreement and are the sole and exclusive property of WuXi AppTec, except that WuXi AppTec hereby grants to Customer a world-wide, non-exclusive, royalty free, perpetual and irrevocable license (with the right to sublicense) to use such WuXi AppTec Property and improvements, modifications or developments made while performing the Services, solely to the extent such WuXi AppTec Technology or improvements, modifications or developments are [*] and/or the use of which is [*] for Customer’s full lawful use of the deliverables provided by WuXi AppTec hereunder (including the development, manufacture, commercialization or other exploitation of the Product).

(ii) After expiration or termination of this Agreement or in the event that WuXi AppTec files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, loses legal control of its business, ceases to carry on its business as a contract manufacturing organization, or [*] Customer’s manufacturing needs, then at Customer’s written request, WuXi AppTec will transfer to Customer (or Customer’s designee, including its

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other contract manufacturers) all developments related to Product and other WuXi AppTec know-how used in or necessary for the production or Product. In connection with such technology transfer and upon reasonable notice, WuXi AppTec will permit reasonable access to the WuXi AppTec Plant during normal business hours to employees of Customer to learn about the relevant developments and know-how used to produce Product. Prior to any such technology transfer, such employees will each enter into a customary confidentiality agreement, which will be commercially reasonable and will permit such employees to disclose information learned to Customer or its designee and will restrict use of such WuXi AppTec know-how to use solely in connection with the manufacture Product (or any derivative thereof). Customer shall compensate WuXi AppTec [*] for providing such technical assistance. For clarity, in the event that Customer requests such technology transfer to a third party contract manufacturer, access to WuXi AppTech Plant shall be provided to employees of Customer only, and such Customer employees shall have the right to disclose (subject to a customary confidentiality agreement as set forth above) WuXi AppTech know-how to such third party to facilitate the technology transfer to such third party. WuXi AppTec is obligated to transfer documents, information, or know-how, including standard operating procedures, only to the extent that any of the foregoing is either WuXi AppTec Property that is licensed to Customer pursuant to Subsection 19(i) or is reasonably necessary for the production of Product.

20)
Waiver. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement

21)
Notices. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto the other shall be in writing and shall be deemed to have been sufficiently given for all purposes, and effective as of the date of receipt, if mailed by certified mail return receipt requested, postage prepaid, addressed to such other party at its respective address as follows:

If to WuXi AppTec, Inc.:            WuXi AppTec, Inc.
4751 League Island Blvd.
Philadelphia, PA 19112
Attn: Business Development

If to :    Customer:            NewLink Genetics Corporation
2503 South Loop Drive, Suite 5100
Ames, IA 50010

22)
Press Releases. Except as necessary to comply with applicable laws, the text of any press release or other communication to be published by or in the media concerning the subject matter of the Agreement shall require the prior written approval of WuXi AppTec and Customer.

23)
Assignment. Neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either party shall be entitled without the prior written consent of the other party to assign or transfer this Agreement to its Affiliate or its successor-in-interest to all or substantially all of its assets to which this Agreement relates, whether in connection with a merger, acquisition, sale of asset or other similar transaction. WuXi AppTech may not subcontract or delegate any of its obligations hereunder to a third party without Customer’s express prior written consent.

24)	No Third Party Beneficiaries. The parties to this Agreement do not intend that any terms hereof should be enforceable by any person who is not a party to this Agreement.

Exhibit 10.68
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.
WuXi AppTec, Inc.                NewLink Genetics Corporation
By: /s/ Scott A. Kramer                By: /s/ Nicholas N. Vahanian
Name : Scott A. Kramer                Name: Nicholas N. Vahanian
Title: VP Finance                Title: President
Date: December 30, 2015            Date: January 4, 2016